Exhibit 99

[THE BEARD COMPANY LOGO]

THE BEARD COMPANY                                                 News Release
Enterprise Plaza, Suite 320
5600 North May Avenue                                   Herb Mee, Jr., President
Oklahoma City, Oklahoma 73112
(405) 842-2333 OTCBB: BRCO

                                THE BEARD COMPANY
                   REPORTS RESULTS FOR FIRST QUARTER OF 2003;
                    UPDATES STATUS OF McELMO DOME LITIGATION


FOR IMMEDIATE RELEASE:  Wednesday, May 14, 2003

     Oklahoma City, Oklahoma --- The Beard Company (OTCBB:BRCO) today announced that the first quarter of 2003 produced a net loss of $498,000, or $0.27 per share, on revenues of $194,000, compared with a net loss of $461,000, or $0.25 per share, on revenues of $90,000 in the 2002 first quarter.

     Continuing operations for the 2003 first quarter produced a loss of $518,000, or $0.28 per share, while discontinued operations produced earnings of $20,000, or $0.01 per share. The comparable 2002 quarter resulted in a loss of $413,000, or $0.22 per share, from continuing operations and a net loss of $48,000, or $0.03 per share, from discontinued operations.

     Herb Mee, Jr., President, stated: "On March 26 we advised that the 11 objectors to the McElmo Dome Settlement had filed a Petition for Certiorari with the U.S. Supreme Court. Between April 4 and April 16 various parties to the litigation filed waivers of their right to respond. Following such filings the Petition began circulating among the Justices of the Court for disposition. We are advised that the Court has taken a brief recess until May 22nd. We expect that the Court will rule on the Petition within the next 30 days, and strongly believe that the ruling will be in our favor. In such event we should shortly begin to receive distribution of the Settlement funds. We will continue to keep you advised."

     The Beard Company's common stock is traded on the OTC Bulletin Board under the symbol: BRCO. Its operations consist principally of coal reclamation activities, carbon dioxide (CO2) gas production, the construction of composting plants in China, and its e-commerce activities aimed at developing business opportunities to leverage starpay(TM)'s intellectual property portfolio of Internet payment methods and security technologies.


Fax Number (405) 842-9901                               Email: hmeebeardco.com

                               THE BEARD COMPANY AND SUBSIDIARIES
                                     Results of Operations
                                         (Unaudited)
                                                                       For the Three Months
                                                                          Ended March 31,
                                                                          ---------------
                                                                       2003            2002
                                                                   ------------    ------------
Revenues                                                           $  194,000      $   90,000
Expenses                                                              627,000         441,000
                                                                   ------------    ------------
Operating loss                                                       (433,000)       (351,000)
Other expense                                                         (85,000)        (62,000)
                                                                   ------------    ------------
Loss from continuing operations before income taxes                  (518,000)       (413,000)
Income taxes                                                                -               -
                                                                   ------------    ------------
Loss from continuing operations                                      (518,000)       (413,000)

Earnings (loss) from discontinued operations                           20,000         (48,000)
                                                                   ------------    ------------
Net loss                                                           $ (498,000)     $ (461,000)
                                                                   ============    ============

Net earnings (loss) per average common share outstanding:
    Basic and diluted:
         Loss from continuing operations                           $    (0.28)     $    (0.22)
         Earnings (loss) from discontinued operations                    0.01           (0.03)
                                                                   ------------    ------------
         Net loss                                                  $    (0.27)     $    (0.25)
                                                                   ============    ============

Weighted average common shares outstanding - basic and diluted      1,829,000       1,829,000
                                                                   ============    ============
---------------

(1)  Net earnings  (loss) per common share for 2003 and 2002 were determined by dividing the net earnings  (loss)  attributable  to common  shareholders  by the weighted  average number of shares of common stock outstanding during the periods.

(2)  Statements  regarding future  profitability  and operations,  including the timing of those activities,  are "forward looking  statements" within the meaning of the Private Securities
     Litigation  Report Act. The statements  involve risks that could  significantly  impact The
     Beard  Company.  These risks  include,  but are not limited to,  adverse  general  economic conditions, unexpected costs or delays or other unexpected events, as well as risks related to the McElmo Dome  settlement and other risks  discussed in detail in The Beard  Company's filings with the Securities and Exchange Commission.

                                    # # # # #

FOR FURTHER INFORMATION CONTACT:

Herb Mee, Jr.
President
THE BEARD COMPANY
e-mail:  hmee@beardco.com